    As filed with the Securities and Exchange Commission on October 27, 1997.

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               GENSIA SICOR INC.
    ----------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                                        33-0176647
   -----------------------                      --------------------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

    9360 Towne Centre Drive
     San Diego, California                                 92121
   ------------------------                     --------------------------
(Address of Principal Executive                         (Zip Code)
           Offices)

      AMENDED AND RESTATED GENSIA SICOR INC. EMPLOYEE STOCK PURCHASE PLAN
      -------------------------------------------------------------------
                            (Full title of the plan)

                                               Copy to:

         DAVID F. HALE                                 THOMAS E. SPARKS, JR.
President and Chief Executive Officer              Pillsbury Madison & Sutro LLP
        Gensia Sicor Inc.                                 P.O. Box 7880
     9360 Towne Centre Drive                          San Francisco, CA 94120
   San Diego, California 92121                           (415) 983-1000
         (619) 546-8300
   (Name, address and telephone
    number, including area code,
       of agent for service)


                                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Title of Securities To Be                                       Proposed            Proposed Maximum
 Registered                            Amount To Be         Maximum Offering       Aggregate Offering          Amount of
                                       Registered (1)      Price per Share (2)          Price (2)           Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par                 100,000 shares           $5.97                    $597,000                  $181
 value, including related
 Series I Participating
 Preferred Stock Purchase
 Rights
----------------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, upon the average of the high and low prices as reported on the Nasdaq National Market on October 24, 1997.

                               _________________

   The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
--------------------------------------------------------------------------------

                               Page 1 of 8 Pages
                        Exhibit Index Appears on Page 5

       INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
       ------------------------------------------------------------------


  GENERAL INSTRUCTION E INFORMATION

       This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

       Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on May 22, 1992 (File No. 33-47203), July 28, 1995 (File No. 33-95114) and August 22, 1997 (File No. 333-10653) are hereby incorporated by reference.


                Incorporation of Certain Documents by Reference.
                -----------------------------------------------

       The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
  Statement:

       (1) Annual Report on Form 10-K (File No. 0-18549), as amended by Form 10-K/A, for the fiscal year ended December 31, 1996;

       (2) Registrant's Quarterly Report on Form 10-Q (File No. 0-18549) for the quarter ended March 31, 1997 and a Quarterly Report on Form 10-Q, as amended by Form 10-Q/A, for the quarter ended June 30, 1997;

       (3) Registrant's Current Report on Form 8-K (File No. 0-18549) dated February 28, 1997;

       (4) The financial statements of Rakepoll Holding and pro forma financial information of the Registrant, included in Registrant's Definitive Proxy Statement, dated January 15, 1997, at pages 73 to 78 and pages F-1 to F-23;

       (5) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A (File No. 0-18549); and

       (6) The description of the Preferred Stock Purchase Rights for Series I Participating Preferred Stock, par value $.01 per share of the Registrant contained in Registrant's Registration Statement on Form 8-A (File No. 0-18549).

       In addition, all documents subsequently filed by Registrant pursuant to
  Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES
                                   ----------

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 24, 1997.

                                 GENSIA SICOR INC.



                                    By          /s/ David F. Hale
                                       ------------------------------------
                                                  David F. Hale
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David F. Hale or John W. Sayward, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

 Signature                        Title                          Date
-----------                       -----                          ----

 s/s/ David F. Hale      President and Chief Executive      October 24, 1997
--------------------     Officer and Director (Principal
   David F. Hale         Executive Officer)

 /s/ John W. Sayward     Vice President, Finance, Chief     October 24, 1997
---------------------    Financial Officer and Treasurer
   John W. Sayward       (Principal Financial Officer and
                         Principal Accounting Officer)

 /s/ Donald E. Panoz     Chairman of the Board of           October 24, 1997
---------------------    Directors
   Donald E. Panoz

 Signature                        Title                        Date
-----------                       -----                        ----

 /s/ James C. Blair, Ph.D.       Director                 October 24, 1997
------------------------------
   James C. Blair, Ph.D.

 /s/ Michael D. Cannon           Director                 October 24, 1997
------------------------------
   Michael D. Cannon

 /s/ Herbert J. Conrad           Director                 October 24, 1997
------------------------------
   Herbert J. Conrad

 /s/ Carlos A. Ferrer            Director                 October 24, 1997
------------------------------
   Carlos A. Ferrer

 /s/ Carlo Salvi                 Director                 October 24, 1997
------------------------------
   Carlo Salvi

 /s/ Patrick D. Walsh            Director                 October 24, 1997
------------------------------
   Patrick D. Walsh

 /s/ L. John Wilkerson, Ph.D.    Director                 October 24, 1997
------------------------------
   L. John Wilkerson, Ph.D.


                               INDEX TO EXHIBITS
                               -----------------


  Exhibit
  Number                                       Exhibit
  ------        ---------------------------------------------------------------


    5.1 Opinion of Pillsbury Madison & Sutro LLP regarding legality of securities to be offered.

    10.1/(1)/    Amended and Restated Gensia Sicor Inc. Employee Stock Purchase
                 Plan

    23.1         Consent of Ernst & Young LLP, Independent Auditors.

    23.2         Consent of KPMG Accountants N.V.

    23.3         Consent of Pillsbury Madison & Sutro LLP (included in Exhibit
                 5.1).

    24.1         Power of Attorney (see page 3).
    ________________________

    (1) Incorporated by reference to Exhibit A of the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on August 13, 1997 (File No. 0-18549).